As filed with the Securities and Exchange Commission on February 23, 2005
                                  Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ADZONE RESEARCH, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                                              88-0420405
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             identification No.)


                             4062 Grumman Boulevard
                            Calverton, New York 11933
               (Address of principal executive offices) (Zip Code)

                            2005 INCENTIVE STOCK PLAN
                               (full time of plan)

                                 Charles Cardona
                             4062 Grumman Boulevard
                            Calverton, New York 11933
                     (Name and address of agent for service)

                                  631-369-1100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                        Proposed maximum      Proposed maximum
Title of securities     Amount to be          offering price     Aggregate offering    Amount of
to be registered        Registered            per share*         Price                 Registration fee
----------------------- --------------------- ------------------ --------------------- ------------------
Common Stock                 3,500,000           $0.12             $420,000.00              $49.43
($.001 par value)
----------------------- --------------------- ------------------ --------------------- ------------------

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board on February 22, 2005.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the issuance of up to 3,500,000 shares of common stock, $.001 par value, of AdZone Research, Inc. underlying options to various employees, non-employee directors and consultants pursuant to the 2005 Incentive Stock Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                       Charles Cardona, President and CEO
                                  2070 Route 52
                        Hopewell Junction, New York 12533
                                 (845) 838-7900


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended March 31, 2004, as filed with the SEC on July 9, 2004, and as amended on Form 10-KSB/A, as filed with the SEC on November 1, 2004, each of which are hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ended December 31, 2004, as filed with the Commission on February 14, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ended September 30, 2004, as filed with the Commission on November 22, 2004, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ended June 30, 2004, as filed with the Commission on August 19, 2004, and as amended on Form 10-QSB/A, as filed with the SEC on November 1, 2004, each of which are hereby incorporated by reference.

o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 10-SB, as filed with the Commission under file number 000-28717 on December 30, 1999.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. A member of Sichenzia Ross Friedman Ference LLP will receive shares of common stock in connection with legal services.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS

           EXHIBIT
           NUMBER    EXHIBIT
           -------   -------

             4.1     2005 Incentive Stock Plan

             5.1     Opinion of Sichenzia Ross Friedman Ference LLP

             23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

             23.2    Consent of Accountants

             24.1    Power of Attorney (included in the Signature Page)

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calverton, State of New York on February 23, 2005.

                              ADZONE RESEARCH, INC.


                By: /s/ Charles Cardona
                    -------------------------------------------
                    Charles Cardona, President, Chief Executive
                    Officer, and Acting Chief Financial and
                    Accounting Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Charles Cardona his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                      Title                   Date
         ---------                      -----                   ----

/s/ John Cardona                       Director          February 23, 2005
---------------------------
John Cardona

/s/ Warren Hamburger                   Director          February 23, 2005
---------------------------
Warren Hamburger

/s/ Russell Ivy                        Director          February 23, 2005
---------------------------
Russell Ivy

/s/ Richard A. McCann                  Director          February 23, 2005
---------------------------
Richard A. McCann

EXHIBIT
NUMBER     EXHIBIT
-------    -------

4.1        2005 Incentive Stock Plan

5.1        Opinion of Sichenzia Ross Friedman Ference LLP

23.1       Consent of  Sichenzia  Ross  Friedman  Ference  LLP is  contained  in
           Exhibit 5.1.

23.2       Consent of Auditors

24.1       Power of Attorney (included in the Signature Page).


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